EX-4.vvv


                                                                         JACKSON
[2900 Westchester Avenue                         NATIONAL LIFE INSURANCE COMPANY
Purchase, New York 10577]                                            OF NEW YORK


                                                                 A STOCK COMPANY
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                    5% GUARANTEED MINIMUM WITHDRAWAL BENEFIT
                         WITH ANNUAL STEP-UP ENDORSEMENT

THIS ENDORSEMENT IS MADE A PART OF THE CONTRACT TO WHICH IT IS ATTACHED AND IS EFFECTIVE ON THE ISSUE DATE OF THE CONTRACT, UNLESS ANOTHER EFFECTIVE DATE FOR THIS ENDORSEMENT IS SHOWN BELOW. TO THE EXTENT ANY PROVISIONS CONTAINED IN THIS ENDORSEMENT ARE CONTRARY TO OR INCONSISTENT WITH THOSE OF THE CONTRACT TO WHICH IT IS ATTACHED, THE PROVISIONS OF THIS ENDORSEMENT WILL CONTROL.

PLEASE NOTE: THIS ENDORSEMENT CANNOT BE TERMINATED INDEPENDENTLY FROM THE CONTRACT TO WHICH IT IS ATTACHED.

THE GUARANTEED MINIMUM WITHDRAWAL BENEFIT (GMWB) CAN ONLY BE TAKEN AS A WITHDRAWAL BENEFIT AND DOES NOT INCREASE THE CONTRACT VALUE. THIS IS AN OPTIONAL BENEFIT AND THERE IS AN ADDITIONAL COST TO THE SEPARATE ACCOUNT CONTRACT VALUE FOR THE BENEFIT PROVIDED.

A PARTIAL WITHDRAWAL IN EXCESS OF THE GREATER OF THE GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA), OR THE REQUIRED MINIMUM DISTRIBUTION (RMD) MAY HAVE AN ADVERSE EFFECT ON THE GUARANTEED WITHDRAWAL BALANCE (GWB). THE GWB WILL BE REDUCED BY MORE THAN THE AMOUNT OF THE PARTIAL WITHDRAWAL IF THE CONTRACT VALUE IMMEDIATELY PRIOR TO THE PARTIAL WITHDRAWAL IS LESS THAN THE GWB. ANY WITHDRAWAL IN EXCESS OF THE GREATER OF THE GAWA OR THE RMD IN ANY CONTRACT YEAR WILL DECREASE THE GAWA.

WITHDRAWALS UNDER THE GMWB ARE NOT CUMULATIVE. GUARANTEED WITHDRAWALS AVAILABLE BUT NOT TAKEN DURING ANY GIVEN CONTRACT YEAR CANNOT BE TAKEN AS A GUARANTEED WITHDRAWAL IN A SUBSEQUENT CONTRACT YEAR.

UPON FULL SURRENDER OF THE CONTRACT, THE GMWB IS TERMINATED WITHOUT VALUE. SURRENDER OF YOUR CONTRACT WITH A REDUCED OR ZERO CONTRACT VALUE MAY NOT BE APPROPRIATE IF THE GWB IS POSITIVE.

FOR INFORMATION ON HOW THIS GMWB IS CALCULATED, PLEASE SEE THE ILLUSTRATION ON PAGE 7.

CERTAIN DEFINITIONS AS FOUND IN THE CONTRACT WHICH ARE RELATIVE TO THIS ENDORSEMENT HAVE BEEN LISTED BELOW FOR INFORMATIONAL PURPOSES.

CONTRACT VALUE. The Contract Value equals the sum of the Separate Account Contract Value and the Fixed Account Contract Value.

7528ANY-A

INCOME DATE. The date on which annuity payments are scheduled to begin.

SEPARATE ACCOUNT CONTRACT VALUE. The current value of the amounts allocated to the Investment Divisions of this Contract.

WITHDRAWAL VALUE. The Contract Value, less any tax payable, minus any applicable Withdrawal Charges, Annual Contract Maintenance Charges, and charges due under any optional endorsement to the Contract, adjusted for any applicable Interest Rate Adjustment.

THE CONTRACT IS AMENDED AS FOLLOWS:

(1) The following language is added to the CONTRACT DATA PAGE of the Contract:


"GUARANTEED MINIMUM WITHDRAWAL          On a monthly  basis,  the  charge  equals  [0.0550%]  of the
BENEFIT (GMWB) CHARGE:                  Guaranteed Withdrawal Balance (GWB) and is deducted from the
                                        Separate  Account  Contract  Value  (i) at the  end of  each
                                        Contract Month;  and (ii) upon termination of the GMWB. Upon an Owner initiated  step-up,  the Company reserves the right to  increase  the GMWB  Charge,  subject  to a maximum  GMWB
                                        Charge, on a monthly basis, of [0.1225%].

                                        On any future Contract  Anniversary,  the Company may reduce the GMWB Charge if no withdrawals have been taken.

                                        The GMWB Charge will be discontinued upon the earlier of the termination  of  this  benefit  or the  date  on  which  the
                                        Contract Value equals zero."


(2)  The following language is added to the DEFINITIONS section of the Contract:

"CONTRACT MONTH. The one-month period beginning on the Issue Date or any Contract monthly anniversary.

CONTRACT YEAR. The twelve-month period beginning on the Issue Date or any Contract Anniversary.

GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA). The maximum amount the Owner is allowed to withdraw each Contract Year, subject to the exception stated in this endorsement, for the guarantee to remain fully effective.

GUARANTEED WITHDRAWAL BALANCE (GWB). The guaranteed amount available for future periodic partial withdrawals.

RECAPTURE CHARGE. For Contracts with a Contract Enhancement, the Recapture Charge is assessed against certain withdrawals from the Contract Value whenever a withdrawal is made of the Premium allocated to the Contract Value that has received a Contract Enhancement, or upon the exercise of the Right to Examine.

REQUIRED MINIMUM DISTRIBUTION (RMD). For certain qualified contracts, the Required Minimum Distribution is the amount defined by the Internal Revenue Code and the implementing regulations as the minimum distribution requirement that applies to this Contract only."

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


(3)  The  following  language  is  added  to the  WITHDRAWAL  PROVISIONS  of the
     Contract:

"GUARANTEED MINIMUM WITHDRAWAL BENEFIT. The GMWB allows the Owner to make periodic partial withdrawals, prior to the Income Date that, in total, equal the Guaranteed Withdrawal Balance (GWB) at election or most recent step-up regardless of the performance of the Investment Divisions or level of the Contract Value. The guarantee is fully effective if periodic partial withdrawals taken within any one Contract Year do not exceed the greater of Guaranteed Annual Withdrawal Amount (GAWA) or the Required Minimum Distribution (RMD). The GWB will automatically "step up" to the current Contract Value (if greater than the GWB) on each of the first 12 Contract Anniversaries following the effective date of this endorsement. Thereafter, the Owner may "step up" the GWB to the current Contract Value at any time after one year from the prior step-up, subject to the Guaranteed Withdrawal Balance Step-Up provisions. Withdrawals under the GMWB are non-cumulative; therefore, guaranteed withdrawals available but not taken during any given Contract Year cannot be taken as a guaranteed withdrawal in a subsequent Contract Year.

The withdrawals made under this endorsement are considered to be the same as any other partial withdrawals for the purposes of calculating any other values under the Contract or other endorsements attached to the Contract.

For purposes of this endorsement, partial withdrawals are considered to be the entire amount withdrawn from the Contract, including any applicable charges and adjustments for such withdrawals. The total amount received under the guarantee may be less than the GWB at election or step-up due to the application of these charges and adjustments.

A partial withdrawal in excess of the Withdrawal Value will be permitted as long as the total partial withdrawal for the Contract Year does not exceed the greater of the GAWA or the RMD. A partial withdrawal in excess of the Contract Value will be permitted as long as the total partial withdrawal for the Contract Year does not exceed the greater of the GAWA or the RMD. In this case, the Contract Value will be set to zero and the Contract Value Reduces to Zero provision will apply.

ASSESSMENT OF GMWB CHARGE. The GMWB Charge is as specified above. This charge will be deducted at the end of each Contract Month on a pro rata basis from the Investment Divisions of the Separate Account. GMWB Charges in excess of the Separate Account Contract Value will be waived. GMWB Charges result in a redemption of Accumulation Units. The GMWB Charge will not affect the value of the Accumulation Units. Upon termination of the GMWB, a pro rata GMWB Charge will be assessed against Your Separate Account Contract Value for the period since the last monthly GMWB Charge.

GUARANTEED WITHDRAWAL BALANCE.

On the effective date of this endorsement, the GWB is determined as follows and is subject to a maximum of $5,000,000.00:

1. If elected as of the Issue Date of the Contract, the GWB equals the initial Premium, net of any applicable premium taxes.

2. If elected after the Issue Date of the Contract, the GWB equals the Contract Value on the effective date of this endorsement, less any applicable Recapture Charges that would be assessed on a full withdrawal.

7528ANY-A                              3

With each subsequent Premium received after this endorsement is effective, the GWB will be recalculated to equal the GWB prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to the maximum shown above.

With each partial withdrawal, the GWB is reduced. If You choose to withdraw an amount during any Contract Year that exceeds the greater of the GAWA or the RMD, the guarantee provided by this endorsement may be reduced to an amount less than the GWB at election or step-up.

Partial withdrawals will affect the GWB as follows:

1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the GWB is equal to the greater of:

     a.   the GWB prior to the partial  withdrawal less the partial  withdrawal;
          or

     b.   zero.

2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, the excess withdrawal is defined to be the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceeds the greater of the GAWA or the RMD, and the GWB is equal to the greater of:

     a. the GWB prior to the partial withdrawal, first reduced dollar for dollar for any portion of the partial withdrawal not defined as an excess withdrawal, then reduced in the same proportion that the Contract Value is reduced for the excess withdrawal; or

     b.   zero.

GUARANTEED ANNUAL WITHDRAWAL AMOUNT.

On the effective date of this endorsement, the Guaranteed Annual Withdrawal Amount is equal to 5% of the GWB.

With each subsequent Premium received after the effective date of this endorsement, the GAWA will be recalculated to equal the GAWA prior to the Premium payment plus 5% of the subsequent Premium payment (net of any applicable premium taxes) or 5% of the increase on the GWB, if less.

Partial withdrawals will affect the GAWA as follows:

1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the GAWA is the lesser of:

     a.   the GAWA prior to the partial withdrawal; or

     b.   the GWB after the partial withdrawal.

2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, the excess withdrawal is defined to be the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceeds the greater of the GAWA or the RMD, and the GAWA is equal to the lesser of:

     a.   the  GAWA  prior  to  the  partial  withdrawal  reduced  in  the  same
          proportion   that  the  Contract  Value  is  reduced  for  the  excess
          withdrawal; or

     b.   the GWB after the partial withdrawal.


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

CONTRACT VALUE REDUCES TO ZERO. If the Contract Value is reduced to zero, all other rights under the Contract cease (except the right to change the Beneficiary), no subsequent Premium payments will be accepted, and all other endorsements are terminated without value.

The Owner will receive annual payments of the GAWA until the GWB, if any, is depleted. The last payment will not exceed the remaining GWB at the time of payment.

Subject to the Company's approval, the Owner may elect to receive payments more frequently than annually. However, the sum of the payments made during the year may not exceed the annual payment amount described above.

With each payment the GWB is reduced by the amount of the payment until the GWB is depleted.

Upon the death of the Owner or the death of any Joint Owner, the Beneficiary will receive the scheduled payments until the remaining GWB, if any, is depleted. No other death benefit will apply.

GUARANTEED WITHDRAWAL BALANCE STEP-UP.

On each of the first 12 Contract Anniversaries following the effective date of this endorsement, the GWB will automatically step up.

On or after the 13th Contract Anniversary following the effective date of this endorsement, the Owner may elect to step up the GWB. Step-ups may be elected anytime after one year from the prior step-up. Upon election of step-up, the Company reserves the right to prospectively increase the GMWB Charge, subject to the maximum GMWB Charge indicated in this endorsement.

At the time of step-up:

1.   The GWB equals the greater of:

     a.   the Contract Value, subject to a maximum of $5,000,000.00, or

     b.   the GWB prior to step-up.

2.   The GAWA is the greater of:

     a.   5% of the new GWB, or

     b.   the GAWA prior to step-up."

(4)  The  following  language is added to the DEATH  BENEFIT  PROVISIONS  of the
     Contract:

"Upon the death of the Owner or the death of any Joint Owner while the Contract is still in force and before the Income Date, the GMWB terminates without value.

7528ANY-A                              5

Upon continuation of the Contract by a spousal Beneficiary, the GMWB will remain in force and may not be subsequently terminated independently from the Contract to which it is attached. No adjustments will be made to the GWB or the GAWA at the time of such continuation. Step-ups will continue automatically or as permitted in accordance with the rules described under the Guaranteed Withdrawal Balance Step-Up provision. Contract Anniversaries will continue to be based on the anniversary of the original Contract's Issue Date and continuance of automatic step-ups will continue to be based on the original effective date of this endorsement."

(5) The following language is added to the INCOME PROVISIONS of the Contract:

"In addition to the Income Options available under the Contract, the following Income Option may be elected by the Owner under this endorsement:

FIXED PAYOUT INCOME OPTION. The Owner is entitled to receive payments in a fixed dollar amount for a stated number of years. The actual number of years that payments will be made is determined on the calculation date by dividing the GWB by the GAWA. The total annual amount payable under this option will equal the GAWA, but will not exceed the current GWB. This amount will be paid over the determined number of years in the frequency (not less than annually) that the Owner elects. If, at the death of the Owner, payments have been made for less than the stated number of years, the remaining payments will be made to the Beneficiary. This option may not be available on certain Qualified Plans."

TERMINATION OF THE GMWB. The GMWB will terminate and all benefits under this endorsement will cease on the earlier of:

1.   the date the Owner elects to receive income payments under the Contract;

2.   the date of a full surrender;

3. the first date upon which both the Contract Value and the GWB are equal to zero; and

4. the date upon which the Contract terminates because the Owner or any Joint Owner dies, unless continued by the spouse.

Endorsement effective date (if different from Issue Date of the Contract):
_____________________________

                                           SIGNED FOR THE JACKSON NATIONAL LIFE
                                           INSURANCE COMPANY OF NEW YORK

                                           CLARK P MANNING, JR.

                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

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


 ILLUSTRATION OF THE CALCULATION OF THE 5% GUARANTEED MINIMUM WITHDRAWAL BENEFIT
                               WITH ANNUAL STEP-UP

THESE EXAMPLES ARE PROVIDED TO ASSIST YOU IN UNDERSTANDING HOW THE GWB AND GAWA VALUES ARE COMPUTED FOR THIS ENDORSEMENT. THE EXAMPLES ONLY DEPICT LIMITED CIRCUMSTANCES AND SPECIFIC FACTUAL ASSUMPTIONS. THE RESULTS MAY VARY DEPENDING UPON THE TIMING OR SEQUENCE OF ACTIONS AS WELL AS CHANGES IN MARKET CONDITIONS.

THE FOLLOWING EXAMPLES ASSUME YOU ELECT THE 5% GMWB WITH ANNUAL STEP-UP WHEN YOU PURCHASE YOUR CONTRACT AND YOUR INITIAL PREMIUM PAYMENT IS $100,000. NO OTHER OPTIONAL BENEFITS ARE ELECTED. UNDER THESE CIRCUMSTANCES, YOUR INITIAL GWB IS $100,000 AND YOUR INITIAL GAWA IS $5,000.


EXAMPLE 1: WITHDRAWAL EQUAL TO THE GAWA WHEN THE CONTRACT VALUE HAS DECREASED DUE TO NEGATIVE MARKET PERFORMANCE.

If you withdraw the GAWA ($5,000) and your Contract Value is $80,000 at the time of withdrawal, then

     o YOUR GWB BECOMES $95,000, which is your prior GWB ($100,000) minus the GAWA ($5,000).

     o Your GAWA for the next year remains $5,000, because you did not take more than the GAWA ($5,000).


EXAMPLE 2: WITHDRAWAL EXCEEDS THE GREATER OF THE GAWA OR THE RMD WHEN THE CONTRACT VALUE HAS DECREASED DUE TO NEGATIVE MARKET PERFORMANCE.

If you withdraw $20,000, your GAWA of $5,000 is greater than your RMD, and your Contract Value is $80,000 at the time of withdrawal, then

     o The excess withdrawal is the amount by which the partial withdrawal exceeds the GAWA: $20,000 - $5,000 = $15,000.

     o Your GWB is first reduced dollar for dollar by the portion of the partial withdrawal NOT defined as an excess withdrawal: $100,000 - ($20,000 - $15,000) = $95,000.

     o Your GWB is then reduced in the same proportion that your Contract Value is reduced for the excess withdrawal:

          o Your Contract Value, after reduction for the dollar for dollar portion, is $75,000. The excess withdrawal of $15,000 reduces your Contract Value by a factor of $15,000/$75,000 = 0.20.

          o    Your GWB is equal to: $95,000 x (1 - 0.20) = $76,000.

     o    YOUR NEW GWB IS $76,000.

     o Your new GAWA is $4,000 since the proportional reduction of the GAWA ($5,000 x (1 - 0.20)) is less than your GWB after the partial withdrawal ($76,000).

As you can see from the examples above, taking a withdrawal that exceeds the greater of the GAWA or the RMD reduces the Guaranteed Minimum Withdrawal Benefit.

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